Exhibit 32.1

Certification of Chief Executive Officer and
Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Intelligentias, Inc. (the "Company") on Form 10-K for the year ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Ian W. Rice, as Chief Executive Officer of the Company and Thomas A. Spanier, as Chief Financial Officer and Treasurer of the Company, hereby certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: April 15, 2008	/s/ Ian W. Rice Ian W. Rice Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ Thomas A. Spanier Thomas A. Spanier Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)